                                OPTION ELECTION
           To Exercise Options and to Tender Shares of Common Stock
                                      of
                                Telesoft Corp.

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                          SIGNATURE REQUIRED IN BOX 4
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                                                               February 4, 2000

Re:  Telesoft Corp. 1995 Incentive Stock Option Plan
     Telesoft Corp. 1996 Incentive Stock Option Plan
     Telesoft Corp. 1997 Performance Equity Plan

Dear Option Holder:

     As you may have heard, Telesoft Corp. (the "Company") has made an offer to purchase up to 2,300,000 shares of common stock of the Company at a price not in excess of $7.50 nor less than $7.00 per share. The offer is commonly referred to as a "Dutch auction" tender offer. The enclosed Offer to Purchase dated February 4, 2000 and the related Letter of Transmittal enclosed with this Option Election (which, together with the Offer to Purchase, constitute the "offer"), describe the offer in greater detail.

     As a holder of options to purchase shares under one or more of the plans listed above (each, a "Plan" or, collectively, the "Plans"), you have the following alternatives in connection with the offer: (1) you may submit to the Company an Option Election instructing the Company to conditionally exercise some or all of your outstanding and vested options (but only to the extent that the shares issuable upon exercise of such options ("option shares") are accepted in the offer), provided that any such exercise of an option and tender of shares is in accordance with the terms of the applicable Plan, as more fully described below under "Method 1: Conditional Exercise/Tender"; (2) you may submit to the Company an Option Election exercising all or a portion of your outstanding and vested options for shares which you may tender in the offer, sell as you would any other shares that you own, or continue to hold, provided that any exercise of an option and tender of shares must be in accordance with the terms of the applicable Plan, as more fully described below under "Method 2: Standard (Unconditional) Exercise"; or (3) you may continue to hold your options.

     The offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, March 6, 2000, unless the Company extends the offer. To assure that your Option Election can be processed on time, please execute this Option Election and deliver it to the Company according to the instructions set forth below, before 5:00 p.m., Phoenix time, on Friday, March 3, 2000, unless the offer is extended.

     If you require additional information concerning the terms and conditions of the offer, please call or e-mail Beacon Hill Partners, Inc., the Information Agent, at 800-755-5001, 212-843-8500 or tender@bhpweb.com. If you require additional information concerning the procedure to tender option shares or the completion of this Option Election, please call Kris Cecil, Telesoft's Controller, at 602-308-2100.

     Before completing this Option Election, please read carefully the accompanying Offer to Purchase and all other enclosed materials.

     The Board of Directors of the Company has approved the offer. However, you must make your own decision whether to exercise options and/or tender shares and, if so, which options to exercise, how many options to exercise, the number of shares to tender and the price or prices at which shares should be tendered. Neither the Company nor its Board of Directors makes any recommendation to any holder of options or any stockholder as to whether to exercise or refrain from exercising options or tender or refrain from tendering shares. See Section 10 of the Offer to Purchase for information regarding the intention of the Company's Board of Directors and executive officers with respect to tendering shares pursuant to the offer.

                                  INSTRUCTIONS

     Carefully complete this Option Election below. To assure that your Option Election can be processed on time, please be sure to sign and date this Option Election and return it to Telesoft Corp., 3443 North Central Avenue, Suite 1800, Phoenix, Arizona 85102, Attention: Kris Cecil, not later than 5:00 p.m., Phoenix time, on Friday, March 3, 2000, unless the offer is extended. The method of delivery of this document is at the election and risk of the tendering holder. No facsimile transmissions of this Option Election will be accepted. If delivery is by mail, registered mail with return receipt requested is recommended.

     If your Option Election and related documents, if any (including, unless you are making a cashless exercise, a check in the amount of the exercise price), are not received by the applicable deadline set forth below, or if they are not fully or properly completed, the Company will reject this Option Election and the Company will neither exercise your options nor tender the related option shares. The Company reserves the absolute right to waive any defect or irregularity in the exercise of any option or the tender of any shares. No exercise of options and tender of option shares will be deemed to be properly made until all defects or irregularities have been cured or waived. None of the Company, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of exercises of options and option shares, and none of them will incur any liability for failure to give any such notice.

     The method of delivery of this document is at the election and risk of the tendering holder of options. No facsimile transmissions of the Option Election will be accepted. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure delivery by 5:00 p.m., Phoenix time, on Friday, March 3, 2000.

Method 1: Conditional Exercise/Tender

     If you want to participate in the offer, but not exercise your options unless the related option shares are purchased in the offer, follow the instructions below. If you wish to use Method 1 to exercise some of your options and Method 2 to exercise some of your options, you must complete and submit two Option Elections, one for each method of exercise.

     To properly complete your Option Election, you must do the following:

          (1) Complete Box 1 on this Option Election for each grant date for which you are the holder of options for which you wish to conditionally tender the option shares. In column (a), enter the number of shares subject to options held by you as set forth on the enclosed Optionee Statement. In column (b), enter the number of option shares for each grant date that you wish to tender at a price per option share to be selected in Box 2 as described below. At the bottom of column (b), add up the number of option shares specified in the column. In the event that not all option shares that you tender are purchased (due to proration or if a portion), specify in the far left column the order (by grant date) in which option shares are to be purchased. Do not fill in any numbers in column (c).

          (2) Use Box 2 to select the price (in dollars) per share at which option shares listed in Box 1 are to be tendered. You have two choices. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch auction tender process. This could result in your receiving the minimum price of $7.00 per share.

     In all other cases, you should insert in front of each of the prices specified under "Option Shares Tendered at Price Determined by Holder of Options" the number of option shares that you are tendering at that price. This action will result in none of the option shares that you tender at a price higher than the Purchase Price being purchased (in which event the related options will not be exercised).

     You may not tender the same option shares at more than one price, therefore the total number of shares specified in Box 2 must not exceed the total number of shares specified in column (b) in Box 1. If it does, the Company will reject your Option Election as described above.

     If you desire to tender a portion of your option shares at the Purchase Price determined by the Dutch auction tender process and to specify one or more tender prices for another portion of your option shares, you must submit two Option Elections. In that case, you should only include in Box 1 of the relevant form those option shares being tendered pursuant to that form.

          (3) Complete Box 3 if you want to impose the condition that a specified minimum number of your tendered shares must be purchased if any such tendered shares are purchased (as described below).

          (4)  Complete, date and sign the Option Election in Box 4.

          (5) Return the Option Election in the enclosed return envelope so that it is received by the Company at the address on the return envelope not later than 5:00 p.m., Phoenix time, on Friday, March 3, 2000, unless extended. No facsimile transmittals of the Option Election will be accepted.

Method 2: Standard (Unconditional) Exercise

     If you want to unconditionally exercise your options (a standard exercise) and tender the related option shares in the offer, sell such option shares in the open market or hold such option shares, follow the instructions below. If you wish to use Method 1 to exercise some of your options and Method 2 to exercise some of your options, you must complete and submit two Option Elections, one for each method of exercise.

     Option Elections received after 5:00 p.m., Phoenix time, on Friday, March 3, 2000, unless extended, that exercise options but do not specify that such options are to be tendered in the offer will continue to be honored. If you select Method 1: "Conditional Exercise/Tender" for some portion of the options held by you, options which you conditionally exercise in the offer, but which represent option shares that are not accepted in the offer, will be deemed unexercised, but because of the time required to complete those procedures, you will not be able to exercise those unexercised options until the tenth day following the termination of the offer.

     To properly complete your Option Election, you must do the following:

          (1) Complete Box 1 on this Option Election for each grant date for which you are the holder of options which you wish to exercise. In column
     (a), enter the number of shares subject to options held by you as set forth on the enclosed Optionee Statement. In column (c), list the number of options that you wish to exercise. At the bottom of column (c), add up the number of option shares specified in the column. Do not fill in any numbers in column (b).

          (2)  If you do not wish to tender option shares in the offer, skip Box
     2.

          (3) If you wish to tender option shares in the offer, use Box 2 to select the price (in dollars) per share at which option shares listed in Box 1 are to be tendered. You have two choices. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch auction tender process. This could result in your receiving the minimum price of $7.00 per share. This action could also result, in the case of options with exercise prices higher than the minimum price of $7.00, in your receiving a Purchase Price for your option shares less than the exercise price for the related option, resulting in a loss to you.

     In all other cases, you should insert in front of each of the prices specified under "Option Shares Tendered at Price Determined by Holder of Options" the number of option shares that you are tendering at that price. This action will result in none of the option shares that you tender at a price higher than the Purchase Price being purchased.

     You may not tender the same option shares at more than one price, therefore the total number of shares specified in Box 2 must not exceed the total number of shares specified in column (c) in Box 1. If it does, the Company will reject your Option Election as described above. If you desire to tender a portion of your option shares at the Purchase Price determined by the Dutch auction tender process and to specify one or more tender prices for another portion of your option shares, you must submit two Option Elections. In that case, you should only include in Box 1 of the relevant form those option shares being tendered pursuant to that form.

          (4) Complete Box 3 if you want to impose the condition that a specified minimum number of your tendered shares must be purchased if any such tendered shares are purchased (as described below).

          (5) Complete, date and sign the Option Election in Box 4. Be sure to check one of the three boxes in Box 4 relating to the payment of the option exercise price and, upon written notification from the Company, any required related withholding taxes.

          (6) Return the Option Election (and a check for the option exercise price, unless you are making a cashless exercise) in the enclosed return envelope so that it is received by the Company at the address on the return envelope not later than 5:00 p.m., Phoenix time, on Friday, March 3, 2000, unless extended, if you wish to tender your option shares in the offer. Option Elections received after that date that do not purport to tender option shares in the offer will continue to be honored. If you select Method 1: "Conditional Exercise/Tender" for some portion of the options held by you, options which you conditionally exercise in the offer, but which represent option shares that are not accepted in the offer, will be deemed unexercised, but because of the time required to complete those procedures, you will not be able to exercise those unexercised options until the tenth day following the termination of the offer. No facsimile transmittals of this Option Election will be accepted. If you are not making a cashless exercise and the amount of the check is insufficient to cover the exercise price, the Company will reject your option exercise request.

Withdrawal

     If completely and properly submitted, your direction to exercise options will be deemed irrevocable upon receipt by the Company unless withdrawn prior to the Expiration of the offer, unless extended. In order to make an effective withdrawal, you must submit a new Option Election which may be obtained by calling Kris Cecil, Telesoft's Controller, at 602-308-2100 (or use a photocopy of an Option Election). Your new Option Election must be signed and dated in Box
4. You must also write "WITHDRAW" in the space beneath the signature block on Box 4. Upon receipt of a new, signed, dated and properly completed Option Election, your previous direction will be deemed canceled. You may re-tender any of your option shares by obtaining another Option Election from Kris Cecil (or use a photocopy of an Option Election) and repeating the previous instructions for directing exercises and tenders as set forth above.

Election of Condition for Tender

     If you want the Company to tender your shares pursuant to Method 1 or Method 2 subject to the condition that a specified minimum number of your tendered shares must be purchased if any such tendered shares are purchased, as described in Section 6 of the Offer to Purchase, you must complete Box 3, captioned "Conditional Tenders." It is your responsibility to calculate such minimum number and you are urged to consult a tax advisor.

Further Information

     If you require additional information concerning the terms and conditions of the offer, please call or e-mail Beacon Hill Partners, Inc., the Information Agent, at 800-755-5001, 212-843-8500 or tender@bhpweb.com. If you require additional information concerning the procedure to tender shares receivable upon exercise of your options or the completion of this Option Election, please call Kris Cecil, Telesoft's Controller, at 602-308-2100.

                BOX 1 MUST BE COMPLETED BY OPTION HOLDERS USING
                EITHER METHOD 1 OR METHOD 2 TO EXERCISE OPTIONS.

-----------------------------------------------------------------------------------------------------------------------------------
                                                BOX 1: OPTION EXERCISE INSTRUCTIONS
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                                                                               Number of Options to be Exercised (Fill in either
                                                                               column (b) or column (c), but not both. The number
                                                                               entered in column (b) or column (c) cannot exceed the
                                                                               corresponding number in column (a).)
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                                                     (a)                         (b)                          (c)
                                            Number of Shares Subject
                                            to Options (to be completed     Number of Option           Number of Option Shares
                                            based on enclosed Optionee      Shares to be Tendered      Which You Wish to Exercise
Order*    Date of Grant     Option Price    Statement)                      Pursuant to Method 1       Pursuant to Method 2
-----------------------------------------------------------------------------------------------------------------------------------
                          $
-----------------------------------------------------------------------------------------------------------------------------------
                          $
-----------------------------------------------------------------------------------------------------------------------------------
                          $
-----------------------------------------------------------------------------------------------------------------------------------
                          $
-----------------------------------------------------------------------------------------------------------------------------------
                          $
-----------------------------------------------------------------------------------------------------------------------------------
                          $
-----------------------------------------------------------------------------------------------------------------------------------
                          $
-----------------------------------------------------------------------------------------------------------------------------------
                                   Total
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       *If you have included any option shares in Column (a), indicate in this column, by inserting a number from 1 to 9, the order (by grant date) in which option shares are to be purchased in the event of proration or if a portion of your option shares are not purchased because you specified a tender price higher for such option shares than the Purchase Price.

       If you do not designate an order, if less than all option shares tendered are purchased due to proration, option shares will be purchased based on the option exercise price beginning with those option shares with the lowest option exercise price increasing to those with the highest exercise price.
-----------------------------------------------------------------------------------------------------------------------------------


                BOX 2 MUST BE COMPLETED BY OPTION HOLDERS USING
             METHOD 1 TO EXERCISE OPTIONS AND OPTION HOLDERS USING
           METHOD 2 WHO DESIRE TO TENDER OPTION SHARES IN THE OFFER.


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                    BOX 2: OPTION SHARE TENDER INSTRUCTIONS

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                            SELECT ONLY ONE CHOICE.

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       IF MORE THAN ONE CHOICE IS SELECTED, OR IF NO CHOICE IS SELECTED,
 THERE IS NO VALID TENDER OF OPTION SHARES. IF YOU WISH TO TENDER SOME OPTION SHARES PURSUANT TO CHOICE 1 AND SOME OPTION SHARES PURSUANT TO CHOICE 2, YOU
      MUST SUBMIT TWO OPTION ELECTIONS. THE SAME OPTION SHARES MAY NOT BE
                         TENDERED UNDER BOTH CHOICES.

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                                   CHOICE 1

          OPTION SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Telesoft Corp. purchase all the option shares that the undersigned is tendering. Accordingly, by checking this box INSTEAD OF COMPLETING THE PRICE BOX BELOW, the undersigned hereby tenders option shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per share as low as $7.00.

                                      OR

                                   CHOICE 2

       OPTION SHARES TENDERED AT PRICES DETERMINED BY HOLDER OF OPTIONS

     By completing the chart below INSTEAD OF CHECKING THE BOX ABOVE, the undersigned hereby tenders option shares at the prices marked. This action could result in none of your options being exercised and no option shares being purchased if the Purchase Price for the shares is less than the price checked. Insert in front of each of the prices below, the number of option shares that the undersigned is tendering at that price. The sum of the number of option shares listed below MUST EQUAL THE TOTAL OF THE NUMBERS IN COLUMN (b) (IN THE CASE OF METHOD 1 EXERCISES) OR COLUMN (c) (IN THE CASE OF METHOD 2 EXERCISES) IN BOX 1.

    Price (In Dollars) per Share at Which Option Shares Are Being Tendered:

Number of Option                Number of Option               Number of Option
 Shares Tendered     Price      Shares Tendered      Price     Shares Tendered       Price
----------------     -----      ----------------     -----     ----------------      -----
     ______          $7.00           ______          $7.20          ______           $7.35

     ______          $7.05           ______          $7.25          ______           $7.40

     ______          $7.10           ______          $7.30          ______           $7.45
     ______          $7.15                                          ______           $7.50
-------------------------------------------------------------------------------------------

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                          BOX 3:  CONDITIONAL TENDERS
--------------------------------------------------------------------------------
     You may condition the tender of your option shares upon the purchase by the Company of a specified minimum number of such shares tendered hereby, all as described in the Offer to Purchase, particularly in Section 6 thereof. Except as set forth in Section 6 of the Offer to Purchase, unless at least such minimum number of your option shares is purchased by the Company pursuant to the terms of the offer, none of such shares tendered hereby will be purchased. It is your responsibility to calculate and appropriately indicate such minimum number of option shares, and you are urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed to be made without regard to this condition.

               Minimum number of option shares
               that must be purchased,
               if any are purchased:                            shares
                                    ---------------------------

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                                       7

                BOX 4 MUST BE COMPLETED BY ALL OPTION HOLDERS.
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                         BOX 4:  SIGNATURE (REQUIRED)
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     The undersigned acknowledges receipt of the Offer to Purchase, dated
February 4, 2000, from the Company and the related Letter of Transmittal and represents that the undersigned has carefully read such documents. The undersigned hereby instructs the Company, subject to the terms and conditions set forth in this option Election, the Offer to Purchase and the Letter of Transmittal, to carry out the instructions contained in this form.

     If the undersigned is relying on Method 1 to exercise options, the Company is hereby authorized, in accordance with the instructions contained in this Option Election, to (i) exercise the undersigned's options (but only to the extent that the related option shares are accepted for purchase pursuant to the offer) and deliver such option shares to Corporate Stock Transfer, Inc., as Depositary for the offer, (ii) retain from the net cash proceeds received pursuant to the offer from the purchase of the option shares the option exercise price for such option shares and related withholding taxes and (iii) remit to the undersigned the remaining net cash proceeds. The undersigned agrees that if the net cash proceeds from the purchase of the undersigned's option shares is insufficient to cover the related option exercise price and to pay applicable withholding taxes that the undersigned will, immediately upon request of the Company, forward to the Company a check in an amount sufficient to cover any such shortfall.

     If the undersigned is relying on Method 2 to exercise options, the Company is hereby authorized to exercise the options specified in Box 1 and, if so indicated, to tender option shares as directed in Box 2 and (check one of the following boxes):

     [ ] A check payable to the Company equal to the exercise price of the options is enclosed.
     [ ] The Company is hereby authorized to sell in the open market all of the option shares specified in Box 1 and to use the net proceeds from such sale to pay the Company the option exercise price and any required related withholding taxes. Any remaining net proceeds should be returned to the undersigned at the address below.
     [ ] The Company is hereby authorized to sell in the open market only the number of option shares as are necessary to pay the option exercise price and any required withholding taxes, to remit such amounts to the Company and, if not directed to tender such option shares, to deliver the remaining option shares to the undersigned at the address set forth below.

     The undersigned understands that withholding taxes, at the minimum rate or the rate specified in Form B tax election previously filed with the Company, will be withheld from any proceeds received by the undersigned (unless the undersigned has submitted with this form, or pursuant to subsequent notification from the Company, a check in an amount sufficient to cover such amount). The undersigned further agrees that, if such proceeds are insufficient to cover applicable withholding taxes, option shares will not be credited to his or her account until he or she has, upon request of the Company, forwarded to the Company a check in an amount sufficient to cover such taxes. In lieu of withholding at such amounts, the undersigned instructs the Company to withhold taxes in the amount at the following rates (which may not be less than the minimum federal, state or local tax rates applicable to you, nor in excess of such amounts):

         Federal: __________%; State: __________%; Local:__________%.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED.

Signature:                               Date:                           , 2000
          -----------------------------        --------------------------
                                         Social Security
Name:                                    Number:
     ----------------------------------         --------------------------------
               Please Print

Address:
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         (Street Address, including Apartment Number -- Please Print)


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(City)                              (State)                           (Zip Code)
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                                       8